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                Brand Scaffold Services, Inc. and Subsidiaries
                       Ratio of Earnings to Fixed Charges
                         (In thousands, except ratios)

                                                             THREE MONTHS ENDED
                                              YEAR ENDED       MARCH 31, 1998
                                           DECEMBER 31, 1997    (UNAUDITED)
                                           -----------------    -----------
Income (loss) before income taxes              $(5,341)           $(1,958)

Interest expense                                15,422              4,057
Capitalized interest                                --                 --
One-third of rents payable in the next year        445                116
                                                ------              -----
Income (loss) before income taxes,
   interest and one-third rents                 10,526              6,131
                                                ------              -----
Interest expense                                15,422              4,057
One-third of rents payable in the next year        455                116
                                                ------              -----
Interest expense plus one-third of rents        15,867              4,173
                                                ------              -----
Ratio of earnings to fixed charges           0.66 to 1          1.47 to 1